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                EXHIBIT 21.1 -- SUBSIDIARIES OF THE REGISTRANT


Acute Care Specialists Co.
Alliance Corporation
Charles L. Springfield, Inc.
Clinic Management Services, Inc.
Daniel & Yeager Inc.
Drs. Sheer, Ahearn and Associates, Inc.
Emergency Coverage Corporation
Emergency Management Specialists, Inc.
Emergency Physician Associates, Inc.
Emergency Physicians of Manatee, Inc.
Emergency Professional Services, Inc.
Emergicare Management, Incorporated
Fischer Mangold Partnership
Herschel Fisher, Inc.
Hospital Based Physician Services, Inc.
IMBS, Inc.
InPhyNet Anesthesia of West Virginia, Inc.
InPhyNet Contracting Services, Inc.
InPhyNet Hospital Services, Inc.
InPhyNet Joliet, Inc.
InPhyNet Louisiana Inc.
InPhyNet Medical Management Institute, Inc.
InPhyNet South Broward, Inc.
Karl G. Mangold, Inc.
Med Assure Systems, Inc.
MetroAmerican Radiology, Inc.
Mt. Diablo Emergency Physicians, a California General Partnership
Neo:Med, Inc.
Northwest Emergency Physicians, Incorporated
Paragon Anesthesia, Inc.
Paragon Contracting Services, Inc.
Paragon Healthcare Limited Partnership
Paragon Imaging Consultants, Inc.
Quantum Plus, Inc.
Reich, Seidelman & Janicki Co.
Rosendorf, Margulies, Borushok & Schoenbaum Radiology Associates of Hollywood, Inc.
Sarasota Emergency Medical Consultants, Inc.
Southeastern Emergency Physicians of Memphis, Inc.
Southeastern Emergency Physicians, Inc.
Team Health Billing Services, L.P.
Team Health Financial Services, Inc.
Team Health Southwest, L.P.
Team Radiology, Inc.
THBS, Inc.
The Emergency Associates for Medicine, Inc.
Virginia Emergency Physicians, Inc.

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               TEAM HEALTH RELATED PROFESSIONAL CORPORATIONS


ACS Primary Care Center Physicians Midwest, S.C.
ACS Primary Care Center Physicians -- New England, P.C.
ACS Primary Care Center Physicians -- Northeast, P.C.
ACS Primary Care Center Physicians -- Southeast, P.C.
ACS Primary Care Center Physicians -- Southwest, P.A.
Acute Care Specialists, Inc.
Atlantic Emergency Physician Associates, P.C.
Atlantic Physician Services of Maryland, P.C.
Central Susquehanna OBGYN, P.C.
Chase Dennis Emergency Medical Group, Inc.
Emergency Medicine of Florida, Inc.
Emergency Physician Associates of Delaware, P.C.
Emergency Physician Associates of North Carolina, P.C. Emergency Physician Associates of North Jersey, P.C. Emergency Physician Associates of Pennsylvania, P.C. Emergency Physician Associates of South Jersey, P.C. Emergency Physician Services of New York, P.C.
Emergency Professionals of Ohio, Inc.
InPhyNet Primary Care Physicians -- Medical Corporation West InPhyNet Primary Care Physicians -- Midwest, S.C.
InPhyNet Primary Care Physicians -- New England, P.C. InPhyNet Primary Care Physicians -- Northeast, P.C.
InPhyNet Primary Care Physicians -- South Dakota, P.C. InPhyNet Primary Care Physicians -- Southeast, P.C.
InPhyNet Primary Care Physicians -- Southwest, P.A.
Illinois Emergency Physicians, S.C.
MetroAmerican Radiology Consultants, P.A.
Montvale Radiology, P.A.
North Jersey Emergency Physicians, P.A.
Northwest Emergency Physicians, a California Partnership
Occucare, Inc.
Park Med, P.C.
Provident Physicians, Ltd
Radiology Group, P.A.
South Carolina Emergency Physicians, Inc.
Southeastern Medical Group, P.C.
Team Physicians of Arizona, P.C.
Team Physicians of California Medical Group, Inc.
Team Physicians of Florida, P.A.
Team Physicians of Texas, P.A.
Team Physicians of West Virginia, Inc.
Team Physicians of Ohio, Inc.
Team Physicians, P.C.
TR Physicians, P.C.
William C. Heymann, P.A.


                           TEAM HEALTH JOINT VENTURES

Mid-Ohio Emergency Services, L.L.C.
St. Vincent's Emergency Physicians, Ltd.
InPhyNet Gulf Coast, Inc.
InPhyNet Wichita, Inc.
EMZA, Inc.
Louisiana Emergency Medical Consultants, Inc.
Park Med Ambulatory Care, P.C.
Health Alliance, L.L.C.
Methodist Medical Center of Oak Ridge Joint Venture